Exhibit 10.40

REAFFIRMATION OF TRADEMARK COLLATERAL SECURITY AGREEMENT

May 21, 2010

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018

Ladies and Gentlemen:

The undersigned executed and delivered to Agent (as hereafter defined) a Trademark Collateral Security Agreement dated as of June 20, 2005 (as amended, restated, supplemented, or otherwise modified from time to time, the “Trademark Collateral Security Agreement”) pursuant to which the undersigned, Rafaella Apparel Group, Inc. (“Borrower”), a Delaware corporation, granted to Agent for its benefit and the ratable benefit of Lenders a security interest in certain Collateral (the “Grant”) including, without limitation, certain Trademarks.  The Grant was made in order to secure the Obligations under that certain Financing Agreement dated as of June 20, 2005 (as amended, restated, modified or supplemented from time to time, the “Financing Agreement”) among Borrower, Verrazano, Inc. (“Verrazano”), each other subsidiary of Borrower which becomes a guarantor of the Obligations thereunder from time to time, the various financial institutions which are a party thereto (each a “Lender” and collectively, “Lenders”) and HSBC Bank USA, National Association (“HSBC”), as agent for Lenders (HSBC in such capacity, “Agent”).  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Trademark Collateral Security Agreement.

The undersigned hereby:

(a)                                  acknowledges that the Financing Agreement is being amended and restated pursuant to the terms of that certain Amended and Restated Financing Agreement, dated as of May 21, 2010 (the “Restated Financing Agreement”), among Borrower, Verrazano, Lenders, the Term Lender (as defined in the Restated Financing Agreement), Agent and other parties thereto and that this Reaffirmation of Trademark Collateral Security Agreement is being given to induce the Lenders, the Term Lender and Agent to enter into the Restated Financing Agreement;

(b)                                 ratifies and confirms that (i) all of the terms and conditions, representations and covenants contained in the Trademark Collateral Security Agreement shall remain in full force and effect after giving effect to the execution and effectiveness of the Restated Financing Agreement; provided, however, that Schedule A to the Trademark Collateral Security Agreement is hereby amended and restated as attached hereto; and (ii) the Grant is for the benefit of the Agent, Lenders and the Term Lender to secure each Loan Party’s Obligations under the Financing Agreement, the Restated Financing Agreement and the Other Documents;

(c)                                  represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to the undersigned’s obligations under the Trademark Collateral Security Agreement; and

(d)                                 ratifies and confirms that references to the phrase “Financing Agreement” in the Trademark Collateral Security Agreement shall mean the Restated Financing Agreement, and that the Obligations under the Financing Agreement, after giving effect to the Restated Financing Agreement, remain secured by the security interests and pledges granted by the undersigned under and pursuant to the terms of the Trademark Collateral Security Agreement, as reaffirmed hereby.

Very truly yours,

RAFAELLA APPAREL GROUP, INC., as Borrower

By:	/s/ Lance D. Arneson
Name: Lance D. Arneson
Its: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent

By:	/s/ Lisa H. Augustus
Name: Lisa H. Augustus
Its: Vice President

Signature Page to Reaffirmation of Trademark Collateral Security Agreement